14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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P.F. CHANG’S CHINA BISTRO, INC.

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P.F. CHANG’S CHINA BISTRO, INC.

15210 N. Scottsdale Rd., Ste. 300
Scottsdale, AZ 85254

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 23, 2004

Dear Stockholder:

      You are invited to attend the Annual Meeting of the Stockholders of P.F. Chang’s China Bistro, Inc., a Delaware corporation (the “Company”), which will be held on April 23, 2004, at 8:00 a.m., local time, at P.F. Chang’s China Bistro located at 7132 E. Greenway Parkway Scottsdale, Arizona, for the following purposes:

1. To elect a Board of Directors. Management has nominated the following people for election at the meeting: Richard L. Federico, F. Lane Cardwell, Jr., Lesley H. Howe, M. Ann Rhoades, James G. Shennan, Jr., R. Michael Welborn and Kenneth J. Wessels.

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending January 2, 2005.

3. To consider an increase in the maximum aggregate number of shares that may be issued under the Company’s 1998 Stock Option Plan by 1,000,000 shares.

4. To approve any adjournments of the meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of any of the foregoing proposals.

5. To transact such other business as may properly come before the meeting.

      Stockholders of record at the close of business on February 27, 2004, are entitled to notice of, and to vote at, this meeting and any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our principal offices located at 15210 North Scottsdale Road, Scottsdale, Arizona.

By Order of the Board of Directors,

/s/ RICHARD L. FEDERICO

Richard L. Federico
Chairman of the Board of Directors and Chief Executive Officer

Scottsdale, Arizona

March 31, 2004

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

      The accompanying proxy is solicited by the Board of Directors of P.F. Chang’s China Bistro, Inc., a Delaware corporation (“P.F. Chang’s” or the “Company”), for use at its annual meeting of stockholders to be held April 23, 2004, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is March 31, 2004, the approximate date on which this Proxy Statement and the enclosed proxy were first sent or given to stockholders.

GENERAL INFORMATION

      Annual Report. An annual report on Form 10-K for the fiscal year ended December 28, 2003, is enclosed with this Proxy Statement.

      Voting Securities. Only stockholders of record as of the close of business on February 27, 2004, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 25,565,988 shares of common stock of the Company, par value $0.001 per share, issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each holder of record as of that date is entitled to one (1) vote for each share of stock held. The Company’s by-laws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

      Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.

      Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. The Company will solicit stockholders by mail through its regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company also may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation. In addition, we have retained Georgeson Shareholder Communications, a proxy solicitor, for assistance in connection with the annual meeting at a cost of approximately $8,000, plus reasonable out-of-pocket expenses.

      Voting of Proxies. All valid proxies received prior to the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is exercised, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

      Directors. The table below sets forth the Company’s directors and certain information with respect to their ages and background:

			Director
Name	Position with the Company	Age	Since

Richard L. Federico	Chairman of the Board of Directors and Chief Executive Officer	49	1996
F. Lane Cardwell, Jr.	Director	51	1999
Lesley H. Howe	Director	59	2003
M. Ann Rhoades	Director	59	2003
James G. Shennan, Jr.	Director	62	1997
R. Michael Welborn	Director	52	1996
Kenneth J. Wessels	Director	61	2000

      Richard L. Federico joined the Company as President and a director in February 1996 and in September 1997 succeeded Paul M. Fleming, founder of the Company, as Chief Executive Officer. In December 2000, Mr. Federico was named Chairman of the Board. From February 1989 to January 1996, Mr. Federico served as President of the Italian Concepts division of Brinker International, Inc. (NYSE:EAT), where he was responsible for concept development and operations. Under his direction, this division grew from one unit in 1989 to more than 70 units by 1996.

      F. Lane Cardwell, Jr. has served as a director of the Company since October 1999. Mr. Cardwell has spent over 25 years in the restaurant industry, most recently as the President of Eatzi’s Market and Bakery from 1996 to 1999. Prior to joining Eatzi’s in 1996, Mr. Cardwell was Executive Vice President, Chief Administrative Officer and a member of the board of directors of Brinker International, Inc. (NYSE:EAT). Currently, Mr. Cardwell is a member of the board of directors of Famous Dave’s America, Inc. (NASDAQ:DAVE).

      Lesley H. Howe has served as a director of the Company since March 2003. Mr. Howe spent over 30 years with the international accounting firm of KPMG Peat Marwick, LLP, where he was a senior partner and served as area managing partner/managing partner of that firm’s Los Angeles Office from 1994 to 1997. Since December 2001, he has been the Chief Executive Officer of Consumer Networks, LLC, a San Diego-based Internet marketing and promotions company. He also serves on the board of directors and is the chairman of the audit committee of dj Orthopedics, Inc. (NYSE:DJO).

      M. Ann Rhoades has served as a director of the Company since March 2003. Ms. Rhoades has spent over 25 years in a variety of service-based industries, most recently as the Executive Vice President of People for JetBlue Airways Corporation (NASDAQ:JBLU) from 1999 to April 2002. Prior to joining JetBlue, Ms. Rhoades was the Executive Vice President, Team Services & Public Relations of Promus Hotel Corporation/Doubletree Hotel Corporation. Ms. Rhoades is currently the President of People Ink, a human resources consulting company she founded, and a member of the boards of directors of JetBlue Airways Corporation (NASDAQ:JBLU) and a privately held company.

      James G. Shennan, Jr. has served as a director of the Company since May 1997. He has been a general partner of Trinity Ventures, a venture capital firm, since June 1989. Mr. Shennan also serves on the boards of directors of Starbucks Corporation (NASDAQ:SBUX) and a number of privately held, consumer-oriented companies in which Trinity Ventures is an investor.

      R. Michael Welborn has served as a director of the Company since August 1996. Mr. Welborn is Executive Vice President for Bank One Corporation, a national bank (NYSE:ONE). He has been with Bank One since January 1996. From September 1993 to December 1995, he served as Managing Director of The

Venture West Group, a merchant bank. From May 1988 to September 1993, Mr. Welborn served as Chairman of Citibank of Arizona. Mr. Welborn also serves on the board of directors of a private company.

      Kenneth J. Wessels has served as a director of the Company since October 2000. Mr. Wessels was Chief Executive Officer of Dain Rauscher Wessels and a director of Dain Rauscher, Inc., from March 1998 to May 2000. Prior to joining Dain Rauscher, Mr. Wessels was Chief Executive Officer of Wessels, Arnold & Henderson, an investment banking firm which he founded in 1986. Currently, Mr. Wessels is the Chief Executive Officer and Chairman of the Board of the following entities: Strong Financial Corporation, Strong Capital Management, Inc., Strong Capital Management International, Inc., Strong Investor Services, Inc., Strong Retirement Plan Services, Inc. and Strong Service Corporation. In addition, Mr. Wessels is the President and a director of Flint Prairie L.L.C.

      The by-laws currently provide that the number of directors shall be not less than five (5) nor more than seven (7). Management’s nominees for election at the Annual Meeting of Stockholders to the Board of Directors are Richard L. Federico, F. Lane Cardwell, Jr., Lesley H. Howe, M. Ann Rhoades, James G. Shennan, Jr., R. Michael Welborn and Kenneth J. Wessels. If elected, the nominees will serve as directors until the Company’s Annual Meeting of Stockholders in 2005, and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as management may designate.

      The Board has determined that, other than Mr. Federico, each of the members of the Board is an independent director for purposes of the NASDAQ rules.

      If a quorum is present and voting, the seven (7) nominees receiving the highest number of votes will be elected. Proxies cannot be voted for more than seven (7) nominees. Abstentions and “broker non-votes” will have no effect on the outcome of the vote.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

Board Meetings and Committees

      During the fiscal year ended December 28, 2003, the Board held five (5) meetings. Each director serving on the Board in fiscal year 2003 attended at least 75% of the meetings of the Board and the Committees on which he or she served. Mr. Shennan is the presiding director which means that he contacts the other directors in advance of board meetings to determine whether there are any issues to be considered at the meeting including, but not limited to, during the executive session, and he also presides as chairman of the board during the executive session held at each meeting.

      The Board of Directors has three standing committees, an Audit Committee, a Compensation and Executive Development Committee and a Nominating and Corporate Governance Committee.

      The members of the Audit Committee during fiscal 2003 were Messrs. Cardwell, Howe (Chairperson), Welborn and Wessels. Each of the members of the Audit Committee is independent for purposes of the NASDAQ rules as they apply to audit committee members. The Board of Directors has determined that Mr. Howe is an audit committee financial expert, as defined in the rules and regulations of the SEC. The Audit Committee held eight (8) meetings during the fiscal year ended December 28, 2003. The functions of the Audit Committee include recommending to the Board the retention of independent public auditors, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of accounting and financial controls and reviewing the independence of the Company’s auditors. Additional information regarding the functions performed by the Committee is set forth in the “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS” included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is attached hereto as Appendix A.

      The members of the Compensation and Executive Development Committee during fiscal 2003 were Messrs. Cardwell (Chairperson) and Shennan and Ms. Rhoades. Each of the members of the Compensation and Executive Development Committee is independent for purposes of the NASDAQ rules. During the fiscal year ended December 28, 2003, the Compensation and Executive Development Committee held six (6) meetings. The Compensation and Executive Development Committee’s function is to review and approve salary and bonus levels and stock option grants for executive officers and key employees. For additional information concerning the Compensation and Executive Development Committee, see “REPORT OF THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.”

      The members of the Nominating and Corporate Governance Committee during fiscal 2003 were Messrs. Shennan (Chairperson) and Wessels. Each of the members of the Nominating and Corporate Governance Committee is independent for purposes of the NASDAQ rules. During the fiscal year ended December 28, 2003, the Nominating and Corporate Governance Committee held six (6) meetings. The Nominating and Corporate Governance Committee considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates, develops corporate governance principles for recommendation to the Board of Directors and oversees the regular evaluation of our directors and management.

Director Nominations

      The Board of Directors has adopted a Policy on Director Nominations (the “Nominating Policy”), the purpose of which is to describe the process by which candidates for possible inclusion in the Company’s recommended slate of director nominees (the “Candidates”) are selected. The Nominating Policy is administered by the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board.

Minimum Criteria for Board Member Candidates

      Each Candidate must possess at least the following minimum qualifications to be considered for a position on the Board of Directors:

•	Each Candidate shall be prepared to represent the best interests of all of the Company’s stockholders and not just one particular constituency.

•	Each Candidate shall be an individual who has demonstrated integrity and ethics in his/her personal and professional life and has an established record of professional accomplishment in his/her chosen field.

•	No Candidate, or family member (as defined in Nasdaq rules) or affiliate or associate (each as defined in Rule 405 under the Securities Act of 1933, as amended) of a Candidate, shall have any material personal, financial or professional interest in any present or potential competitor of the Company.

•	Each Candidate shall be prepared to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee of which he/she is a member, and not have other personal or professional commitments that would, in the Committee’s sole judgment, interfere with or limit his or her ability to do so.

•	Each Candidate shall be willing to make, and financially capable of making, the required investment in the Company’s stock in the amount and within the timeframe specified in the corporate governance principles.

Desirable Skills and Qualities

      In addition, the Committee also considers it desirable that Candidates possess the following qualities or skills:

•	Each Candidate should contribute to the Board’s overall diversity — diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics.

•	Each Candidate should contribute positively to the existing chemistry and collaborative culture among Board members.

•	Each Candidate should possess professional and personal experience and expertise relevant to the Company’s goal of being a leading consumer brand. At this stage of the Company’s development, relevant experiences might include, among other things, large company CEO experience, senior-level multi-unit retail or restaurant experience, and relevant senior-level expertise in one or more of the following areas — finance, accounting, sales and marketing, organizational development, information technology and public relations.

Internal Process for Identifying Candidates

      The Nominating Committee has two primary methods for identifying Candidates (other than those proposed by the Company’s stockholders, as discussed below). First, on a periodic basis, the Committee solicits ideas for possible Candidates from a number of sources — members of the Board; senior-level Company executives; individuals personally known to the members of the Board; and research, including database and Internet searches.

      Second, the Committee may from time to time use its authority under its charter to retain at the Company’s expense one or more search firms to identify Candidates (and to approve any such firms’ fees and other retention terms). If the Committee retains one or more search firms, they may be asked to identify possible Candidates who meet the minimum and desired qualifications expressed in the Nominating Policy, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the Board, the Committee and each Candidate during the screening and evaluation process, and thereafter to be available for consultation as needed by the Committee.

      The Nominating Policy divides the process for Candidates nominated by stockholders into the general nomination right of all stockholders and nominations by “Qualified Stockholders” (as defined below).

General Nomination Right of All Stockholders

      Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in the Company’s bylaws. The Company’s bylaws will be available publicly on the Company’s web site at the following address: http://www.pfchangs.com before the annual meeting of stockholders. The procedures described in the following paragraph are meant to establish an additional means by which certain stockholders can have access to the Company’s process for identifying and evaluating Candidates, and is not meant to replace or limit stockholders’ general nomination rights in any way.

Proposals by Qualified Stockholders

      In addition to those Candidates identified through its own internal processes, the Nominating Committee will evaluate Candidates proposed by a single stockholder that has beneficially owned more than 2% of the Company’s common stock for at least one year (and will hold the required number of shares through the annual stockholders meeting) and that satisfies the notice, information and consent provisions in the Nominating Policy (a “Qualified Stockholder”). All Candidates (whether identified internally or by a Qualified Stockholder) who, after evaluation, are then recommended by the Nominating Committee and approved by the Board will be included in the Company’s recommended slate of director nominees in its proxy statement.

      In order to be considered by the Nominating Committee for an upcoming annual meeting of stockholders, a notice from a Qualified Stockholder regarding a potential candidate must be received by the Nominating Committee not less than 120 calendar days before the anniversary of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting. Where the Company changes its annual meeting date by more than 30 days from year to year, the notice must be received by the Nominating Committee no later than the close of business on the 10th day following the day on which notice of the date of the upcoming annual meeting is publicly disclosed.

      Any Candidate proposed by a Qualified Stockholder must be independent of the Qualified Stockholder in all respects (i.e., free of any material personal, professional, financial or business relationships from the nominating stockholder), as determined by the Nominating Committee or by applicable law. Any Candidate submitted by a Qualified Stockholder must also meet the definition of an “independent director” under applicable Nasdaq rules.

Evaluation of Candidates

      The Nominating Committee will consider all Candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria.

      If, based on the Nominating Committee’s initial evaluation, a Candidate continues to be of interest to the Nominating Committee, the Chair of the Nominating Committee will interview the Candidate and communicate the Chair’s evaluation to the other Committee members and the Chief Executive Officer. If the Chair’s initial evaluation is favorable, the Candidate will be interviewed by one or more of the other Nominating Committee members, other Board members, and members of senior management. If the results of these interviews are favorable, the Chair of the Nominating Committee will arrange to have appropriate reference and background checks conducted and the Chair will report the findings from such checks to the other Nominating Committee members. The Nominating Committee will then meet to consider and finalize its list of recommended Candidates for the Board’s consideration. Except as may be required by applicable law, rule or regulation, the Nominating Committee will have no obligation to discuss the outcome of the evaluation process or the reasons for the Nominating Committee’s recommendations, with any stockholder who made a proposal.

Timing of Identification and Evaluation Process

      The Company’s fiscal year ends each year on the Sunday closest to December 31. The Nominating Committee usually meets in December and February to consider, among other things, Candidates to be recommended to the Board for inclusion in the Company’s recommended slate of director nominees for the next annual meeting and the Company’s proxy statement. The Board usually meets each February to vote on, among other things, the slate of director nominees to be submitted to and recommended for election by stockholders at the annual meeting, which is typically held in April of the following calendar year.

      The Nominating Policy is intended to provide a set of flexible guidelines for the effective functioning of P.F. Chang’s director nominations process. The Nominating Committee intends to review the Nominating Policy at least annually and anticipates that modifications will be necessary from time to time as P.F. Chang’s needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating Committee may modify or amend the Nominating Policy at any time. Should this occur, an amended and restated policy will be made publicly available in the investor relations section of the pfchangs.com web site.

Communications with Directors

      Stockholders may communicate appropriately with any and all Company directors by sending written correspondence addressed as follows:

Chairman of the Board
or Board of Directors
c/o Chairman of the Corporate Governance and Nominating Committee
P.F. Chang’s China Bistro, Inc.
15210 N. Scottsdale Road, Suite 300
Scottsdale, Arizona 85254

Director Attendance at Annual Meetings

      The Company believes that the annual meeting of stockholders is a good opportunity for the stockholders to meet and, if appropriate, ask questions of the Board of Directors. It is also a good opportunity for the members of the Board of Directors to hear any feedback the stockholders may share with the Company at the meeting. All directors are strongly encouraged to attend the Company’s annual meeting of stockholders. Beginning with the 2005 Annual Meeting of Stockholders, the Company will schedule annual meetings at times that coincide with regularly scheduled board of directors meetings so as to maximize attendance at the annual meetings by directors.

Committee Charters and Other Corporate Governance Materials

      The Board has adopted a charter for each of the committees described above. The Board has also adopted a Business Ethics Policy that applies to all of our employees, officers and directors. Links to these materials and other corporate governance materials of the Company are available or will be available before this year’s annual meeting of stockholders on our web site at www.pfchangs.com.

PROPOSAL NUMBER TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has reappointed Ernst & Young LLP as independent public auditors to audit the consolidated financial statements of the Company for the fiscal year ending January 2, 2005. Ernst & Young LLP has acted in such capacity since its appointment during the fiscal year ended December 31, 1995. A representative of Ernst & Young LLP is expected to be present at the annual meeting of stockholders with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

      The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 29, 2002 and December 28, 2003 by our independent auditors, Ernst & Young LLP:

	Fiscal 2002	Fiscal 2003

Audit Fees(1)	$178,300	$511,845
Audit-Related Fees(2)	$32,400	$19,509
Tax Fees(3)	$273,300	$36,934
All Other Fees(4)	$0	$0

(1)	Audit Fees consists of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Included in Fiscal 2003 is $229,660 in fees billed for professional services rendered in connection with the review of the Company’s partnership structure by the SEC that the Company voluntarily requested, and the related restatement of its financial statements.

(2)	Audit-Related Fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to employee benefit plan audits.

(3)	Tax Fees consists of fees billed for professional services rendered for tax compliance and tax advice. These services include assistance regarding federal and state tax compliance. The Company did not use Ernst & Young LLP for its tax compliance services for Fiscal 2003.

(4)	All Other Fees consists of fees for products and services other than the services reported above. In fiscal 2002 and 2003, there were no such fees.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor.

      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.

Vote Required and Board of Directors’ Recommendation

      The affirmative vote of a majority of the stock having voting power present in person or represented by proxy at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of P.F. Chang’s common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF ERNST & YOUNG LLP AS P.F. CHANG’S INDEPENDENT PUBLIC AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 2, 2005.

PROPOSAL NUMBER THREE

APPROVAL OF AMENDMENT TO THE

P.F. CHANG’S CHINA BISTRO, INC. 1998 STOCK OPTION PLAN

      At the annual meeting, the stockholders will be asked to approve an amendment to the P.F. Chang’s China Bistro, Inc. 1998 Stock Option Plan (the “1998 Plan”) to increase by 1,000,000 the maximum number of shares of Common Stock that may be issued under the 1998 Plan. The Board believes that in order to successfully attract and retain the best possible candidates for positions of responsibility, the Company must continue to offer a competitive equity incentive program. As of March 1, 2004, only 405,306 shares remained available for the future grant of stock options under the 1998 Plan, a number that the Board believes to be insufficient to meet the Company’s anticipated needs. Therefore, the Board has unanimously adopted, subject to stockholder approval, an amendment to increase the maximum number of shares of Common Stock issuable under the 1998 Plan by 1,000,000 shares to a total of 3,360,000 shares to ensure that the Company will continue to have available a reasonable number of shares for its stock option program. The Board expects that this increase in share reserve will be sufficient for option grants for at least the next two years.

Summary Of The Terms Of The 1998 Plan

      The following summary of the 1998 Plan is qualified in its entirety by the specific language of the 1998 Plan, a copy of which is available to any stockholder upon request.

      Authorized Shares. Currently, a maximum of 2,360,000 of the authorized but unissued or reacquired shares of Common Stock of the Company may be issued under the 1998 Plan. Of this amount, as of March 1, 2004, a total of 1,954,694 shares had been issued upon the exercise of previously granted options and options to purchase 1,402,419 shares remained outstanding. The Board has amended the 1998 Plan, subject to stockholder approval, to increase the maximum number of shares that may be issued under the 1998 Plan to 3,360,000. If any outstanding option expires, terminates or is canceled, or if shares acquired pursuant to an option are repurchased by the Company at their original exercise price, the expired or repurchased shares are returned to the 1998 Plan and again become available for grant.

      The 1998 Plan is also designed to preserve our ability to deduct in full, for federal income tax purposes, the compensation recognized by certain executive officers in connection with options granted under the 1998 Plan. Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid by a publicly held company to its chief executive officer or to any of its four other most highly compensated officers. However, compensation that is deemed to be “performance-based” under Section 162(m) is generally excluded from this limit. To enable compensation received in connection with options granted under the 1998 Plan to qualify as performance-based, the 1998 Plan limits the size of options that can be granted under the plan. Under this limitation (the “Grant Limit”), no employee may be granted options for more than 150,000 shares in any fiscal year.

      Appropriate adjustments will be made to the maximum number of shares issuable under the 1998 Plan, the Grant Limit and the number of shares and their exercise price under outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization or similar change in our capital structure.

      Administration. The 1998 Plan is administered by the Board of Directors or a committee of the Board, which, in the case of options intended to qualify for performance-based compensation treatment under Section 162(m), must be comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this discussion, the term “Board” refers to either the Board of Directors or such committee.) Subject to the provisions of the 1998 Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Board may amend or cancel any option, waive any restrictions or conditions applicable to any option, and accelerate, extend or defer the exercisability or vesting of any option. However, the 1998 Plan forbids, without stockholder approval, the repricing of any outstanding stock option. The 1998 Plan also requires that all options be granted with an exercise price at least equal to the fair market value of each underlying share of Common Stock on the date such option was granted. The Board has the authority to interpret the provisions of the 1998 Plan and options granted thereunder, and any such interpretation of the Board will be binding.

      Eligibility. Options may be granted under the 1998 Plan to employees, directors and consultants of the Company or of any parent or subsidiary of the Company. In addition, options may be granted to prospective service providers in connection with written offers of employment, provided that no option may be exercised prior to such person’s commencement of service. As of March 1, 2004 the Company had approximately 17,000 employees, including 7 executive officers and 7 directors, who were eligible under the 1998 Plan. While any eligible person may be granted nonstatutory stock options, only employees may be granted incentive stock options.

      The 1998 Plan also provides for the automatic grant of nonstatutory stock options to members of the Board of Directors who are not employees of the Company or of any subsidiary or parent of the Company (“Outside Directors”). It is intended to qualify as a “formula plan” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

      Terms and Conditions of Options. Each option granted under the 1998 Plan will be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1998 Plan. All stock options must have an exercise price that is not less than the fair market value of a share of our Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. The closing price of our Common Stock as reported on the Nasdaq National Market March 1, 2004 was $48.70 per share.

      The 1998 Plan provides that the option exercise price may be paid in cash, by check, by means of a promissory note for the amount in excess of the par value of the stock purchased if the optionee is an employee, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option, by tender, to the extent legally permitted, of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price, or by such other lawful consideration as approved by the Board. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted by the Company, through the optionee’s surrender of a portion of the option shares to the Company.

      Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as may be specified by the Board. The maximum term of an option granted under the 1998 Plan is 10 years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. An option generally will remain exercisable for three months following the optionee’s termination of service, unless such termination results from the optionee’s death or disability, in which case the option generally will remain exercisable for 12 months following termination, provided that in no case may an option be exercised after its expiration date.

      Incentive stock options are not transferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. Nonstatutory stock options granted under the 1998 Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement.

      Each Outside Director will be granted automatically an option to purchase 30,000 shares of Common Stock at the time he or she is first elected or appointed a director of the Company. In addition, each Outside Director remaining in office on the day following each annual meeting of stockholders will be granted an option to purchase 15,000 shares.

      Change in Control. The 1998 Plan defines a “Change in Control” of the Company as any of the following events as a result of which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof may, without the consent of any optionee, either assume the Company’s rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation’s stock. In addition, if a Change in Control occurs, each optionee shall be credited with an additional two (2) years of service as of the date ten (10) days prior to the date of the Change in Control, solely for the purpose of determining the number of exercisable and vested options outstanding. In addition, the 1998 Plan authorizes the Board to provide in any option agreement for acceleration of the vesting and exercisability of the option upon such circumstances in connection with a Change in Control as the Board determines in its discretion. Options that are not assumed, replaced or exercised prior to the Change in Control will terminate.

      Termination or Amendment. The 1998 Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the plan have been issued and all restrictions on such shares under the terms of the plan and the agreements evidencing options granted under the plan have lapsed, provided that all incentive stock options must be granted within 10 years of the date on which the Board adopted the 1998 Plan. The Board may terminate or amend the 1998 Plan at any time. However, without stockholder approval, the Board may not amend the 1998 Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, effect any other change that would require stockholder approval under any applicable law, or authorize a repricing of any outstanding option. No termination or amendment may affect an outstanding option unless expressly provided by the Board, nor, in any event, may it adversely affect an outstanding option without the consent of the optionee, unless the amendment is necessary to comply with any applicable law.

      Amended Plan Benefits. With the exception of Outside Director options, options granted under the 1998 Plan will be granted at the discretion of the Board, and, accordingly, are not yet determinable. Consequently, other than the Outside Directors’ options described below, it is not possible to determine the benefits that might be received by participants under the 1998 Plan.

      The following table sets forth the grants of Options that will be made under the 1998 Plan during the fiscal year ending January 2, 2005 to all current Outside Directors, provided that such persons remain eligible Outside Directors.

		No. of Shares
Name	Position	in Fiscal 2004

F. Lane Cardwell, Jr.	Director	15,000
Lesley H. Howe	Director	15,000
M. Ann Rhoades	Director	15,000
James G. Shennan, Jr.	Director	15,000
R. Michael Welborn	Director	15,000
Kenneth J. Wessels	Director	15,000
All Outside Directors as a Group (6 persons)		90,000

      From the inception of the 1998 Plan through March 1, 2004, the current Outside Directors have received, in the aggregate, options under the 1998 Plan for the following numbers of shares: F. Lane Cardwell, Jr., 90,000 shares, Lesley H. Howe, 30,000 shares, M. Ann Rhoades, 30,000 shares, James G. Shennan, Jr., 90,000 shares, R. Michael Welborn, 125,000 shares and Kenneth J. Wessels, 75,000 shares.

Summary Of U.S. Federal Income Tax Consequences Of The 1998 Plan

      The following summary is intended only as a general guide as to the U.S. federal income tax consequences of participation in the 1998 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

      Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. In such event, we will not be entitled to any corresponding deduction for federal income tax purposes. In the event of the optionee’s disposition of shares before both of these holding periods have been satisfied (a “disqualifying disposition”), the optionee will recognize ordinary income equal to the spread between the option exercise price and the fair market value of the shares on the date of exercise, but in most cases not to exceed the gain realized on the sale, if lower. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

      In general, the difference between the option exercise price and the fair market value of the shares on the date when an incentive stock option is exercised, or at such later time as the shares vest, is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

      Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result upon receipt of such an option. Upon exercising a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised or such later date as the shares vest (the later of such dates being referred to as the “determination date”). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Vote Required And Board Of Directors’ Recommendation

      The affirmative vote of a majority of the votes cast on the proposal at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of the Company’s Common Stock is present, either in person or by proxy, is required for approval of this proposal. Votes for or against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and “broker non-votes” will have no effect on the outcome of this vote.

      The Board of Directors believes that approval of the increase in the number of shares reserved for issuance under the 1998 Plan is in the best interest of P.F. Chang’s China Bistro, Inc. and its stockholders.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 1998 PLAN.

PROPOSAL NUMBER FOUR

ADJOURNMENT OF THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

      Under our Bylaws, any meeting of stockholders, whether or not a quorum is present or has been established, may be adjourned by the affirmative vote of more shares of stock entitled to vote who are present, in person or by proxy, than are voted against the adjournment. No new notice need be given of the date, time or place of the adjourned meeting if such date, time or place is announced at the meeting before adjournment, unless the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If we determine that an adjournment of the meeting is appropriate for the purpose of soliciting additional proxies in favor of any proposal being submitted by the Company at the meeting, such adjournment will be submitted for a stockholder vote under Item 3 of the attached Notice of Meeting. We will also use the discretionary authority conferred on our proxy holders by duly executed proxy cards to vote for any other matter as we determine to be appropriate.

Vote Required and Board of Directors Recommendation

      Approval of this proposal would require the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the annual meeting of stockholders, as well as the presence of a quorum representing a majority of all outstanding shares of common stock of P.F. Chang’s, either in person or by proxy. Abstentions and broker non-votes would be counted for purposes of determining the presence of a quorum but otherwise would not have any effect on the outcome of the proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADJOURNMENT OF THE MEETING, IF NECESSARY IN THE JUDGMENT OF THE PROXY HOLDERS, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF P.F. CHANG’S PROPOSALS IN THIS PROXY STATEMENT.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of February 27, 2004, with respect to the beneficial ownership of the Company’s common stock by:

•	all persons known by us to be the beneficial owners of more than 5% of our outstanding common stock;

•	each of our directors and director-nominees;

•	each of the executive officers named in the Summary Compensation Table below; and

•	all of our executive officers and directors as a group.

      The percentage of class is calculated on the basis of 25,565,988 shares of common stock outstanding, except that shares of common stock underlying options exercisable within 60 days of February 27, 2004 are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holders of such options. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated, the address for each beneficial owner is c/o the Company, 15210 N. Scottsdale Road, Suite 300, Scottsdale, AZ 85254.

	Shares Owned(1)

	Number of	Percentage
Name and Address of Beneficial Owner(2)	Shares	of Class(3)

FMR Corp(4)	3,819,650	14.9%
82 Devonshire Street
Boston, MA 02109
American Century Entities(5)	1,718,379	6.7%
4500 Main Street, 9th Floor
Kansas City, MO 64111
Paul M. Fleming(6)	1,300,000	5.1%
15974 N. 77th Street, Suite 102
Scottsdale, Arizona 85260
Richard L. Federico(7)	666,594	2.5%
Robert T. Vivian(8)	263,214	1.0%
James G. Shennan, Jr.(9)	160,642	*
Frank W. Ziska(10)	99,326	*
F. Lane Cardwell, Jr.(11)	62,202	*
R. Michael Welborn(12)	62,180	*
Kristina K. Cashman(13)	56,822	*
Kenneth J. Wessels(14)	49,001	*
M. Ann Rhoades(15)	30,000	*
Lesley H. Howe(16)	30,000	*
Russell G. Owens(17)	10,000	*
Executive Officers and Directors as a group (11 persons)(18)	1,489,981	5.5%

*	Less than 1%

(1)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options. Except as otherwise noted, options granted under the P.F. Chang’s China Bistro, Inc., 1998 Stock Option Plan are immediately exercisable, subject to the Company’s right to repurchase unvested shares upon termination of employment at a price equal to the option exercise price.

(2)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address for each person or entity named above is c/o P.F. Chang’s China Bistro, Inc., 15210 N. Scottsdale Rd., Ste. 300, Scottsdale, AZ 85254.

(3)	See Note 1. Calculated on the basis of 25,565,988 shares of common stock outstanding as of February 27, 2004.

(4)	Based solely on a Schedule 13G/ A filed jointly by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Management & Research Company and Fidelity Contrafund, with the Securities Exchange Commission on February 17, 2004. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp., is the beneficial owner of 3,282,550 shares of common stock of the Company as a result of acting as investment adviser to various investment companies (the “Funds”). Fidelity Contrafund is one such investment company and it owns 2,383,950 shares. Edward C. Johnson 3d, FMR Corp. through its control of Fidelity, and the Funds each has sole power to dispose of the 3,282,550 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. Fidelity Management Trust Company (“Fidelity Trust”), a wholly owned subsidiary of FMR Corp., is the beneficial owner of 325,400 shares as a result of its serving as investment manager of the institutional accounts. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Trust, each has sole dispositive power over 325,400 shares and sole power to vote or to direct the voting of 325,400 shares of common stock owned by the institutional accounts. Fidelity International Limited is the beneficial owner of 211,700 shares as a result of its provision of investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors.

(5)	Based solely on a Schedule 13G filed jointly by American Century Companies, Inc., American Century Investment Management, Inc. and American Century Mutual Funds, Inc., with the Securities and Exchange Commission on February 13, 2004. American Century Companies, Inc. and American Century Investment Management, Inc. have sole voting and dispositive power with respect to 1,718,379 shares. American Century Mutual Funds, Inc. has sole voting and dispositive power with respect to 1,712,000 shares.

(6)	Based solely on a Schedule 13G/ A filed jointly by Paul M. Fleming, Kelly M. Fleming and The Paul and Kelly Fleming Family Trust, with the Securities and Exchange Commission on February 13, 2004. Each of the parties has shared voting and dispositive power with respect to the shares. Mr. Fleming is a former director and executive officer of the Company.

(7)	Includes 664,930 shares subject to options which are exercisable within 60 days of February 27, 2004. 542,140 of these shares would be vested within 60 days after February 27, 2004, and thus would not be subject to repurchase by the Company.

(8)	Includes 257,980 shares subject to options which are exercisable within 60 days of February 27, 2004. 146,437 of these shares would be vested within 60 days after February 27, 2004, and thus would not be subject to repurchase by the Company.

(9)	Includes 60,520 shares held by the Shennan 1995 Trust dtd. June 21, 1995, over which he has shared dispositive power with his wife, and 10,122 shares held by the Shennan Family Partnership over which he has shared voting power with his wife, daughter and son. Includes 90,000 shares subject to options which are exercisable within 60 days of February 27, 2004. 86,999 of these shares would be vested within 60 days after February 27, 2004, and thus would not be subject to repurchase by the Company.

(10)	Represents 99,326 shares subject to options which are exercisable within 60 days of February 27, 2004. 38,329 of these shares would be vested within 60 days after February 27, 2004, and thus would not be subject to repurchase by the Company.

(11)	Includes 60,002 shares subject to options which are exercisable within 60 days of February 27, 2004. 57,001 of these shares would be vested within 60 days after February 27, 2004, and thus would not be subject to repurchase by the Company.

(12)	Includes 60,000 shares subject to options which are exercisable within 60 days of February 27, 2004. All of these shares would be vested within 60 days after February 27, 2004, and thus would not be subject to repurchase by the Company.

(13)	Includes 56,102 shares subject to options which are exercisable within 60 days of February 27, 2004. 10,599 of these shares would be vested within 60 days after February 27, 2004, and thus would not be subject to repurchase by the Company.

(14)	Includes 43,001 shares subject to options which are exercisable within 60 days of February 27, 2004. 34,000 of these shares would be vested within 60 days after February 27, 2004, and thus would not be subject to repurchase by the Company.

(15)	Represents 30,000 shares subject to options which are exercisable within 60 days of February 27, 2004. 6,499 of these shares would be vested within 60 days after February 27, 2004, and thus would not be subject to repurchase by the Company.

(16)	Represents 30,000 shares subject to options which are exercisable within 60 days of February 27, 2004. 6,499 of these shares would be vested within 60 days after February 27, 2004, and thus would not be subject to repurchase by the Company.

(17)	Represents 10,000 shares subject to options which are exercisable within 60 days of February 27, 2004. None of these shares would be vested within 60 days after February 27, 2004, and thus all would be subject to repurchase by the Company. In addition, Mr. Owens owns 26,133 shares of common stock of the Company’s subsidiary, Pei Wei Asian Diner, Inc., and options to purchase 29,867 shares of common stock of Pei Wei Asian Diner, Inc., 5,600 of which are exercisable within 60 days of February 27, 2004.

(18)	See notes 7-17. Includes 1,401,341 shares subject to options which are exercisable within 60 days of February 27, 2004. Does not include any options to purchase common stock or shares of common stock of Pei Wei Asian Diner, Inc., held by Mr. Owens.

EXECUTIVE COMPENSATION AND OTHER MATTERS

      Executive Officers. The following executive officers of the Company held the following positions as of February 27, 2004:

Name	Position Held With the Company	Age

Richard L. Federico	Chairman of the Board of Directors and Chief Executive Officer	49
Robert T. Vivian	President	45
Russell G. Owens	Executive Vice President — President, Pei Wei Asian Diner, Inc.	45
Frank W. Ziska	Chief Development Officer	56
Kristina K. Cashman	Chief Financial Officer and Secretary	37

      Mr. Federico is being considered for re-election to the position of director of the Company. See “Director Nominees” for a discussion of Mr. Federico’s business experience.

      Robert T. Vivian has served as President of the Company since December 2000. Prior to December 2000, Mr. Vivian served as Chief Financial Officer for the Company since joining P.F. Chang’s China Bistro, Inc. in 1996. From January 1991 to April 1996, Mr. Vivian served in a variety of positions at Brinker International, Inc., the most recent of which was Vice President of Investor Relations.

      Russell G. Owens joined the Company as President of Pei Wei Asian Diner, Inc. in May of 2001. He currently also serves as Executive Vice President of the Company. Prior to joining the organization, Mr. Owens served as Executive Vice President and Chief Financial and Strategic Officer of Brinker International, Inc. During his 18-year tenure at Brinker, Mr. Owens served in a variety of positions, including Senior Vice President of Operations Analysis and Senior Vice President of Strategic Development for Italian Concepts. Prior to joining Brinker, Mr. Owens worked for the public accounting firm, Deloitte & Touche, LLP.

      Frank W. Ziska has served as Chief Development Officer since June 1998. Prior to joining the Company, from 1994 to June 1998, Mr. Ziska served as Managing Director of United States and Canadian Operations for Cushman & Wakefield Worldwide, a real estate brokerage firm. Prior to that time, beginning in 1989, Mr. Ziska served as Managing Director and Branch Manager of Arizona Operations for Cushman & Wakefield of Arizona, Inc.

      Kristina K. Cashman has served as Chief Financial Officer and Secretary since December 2001. Prior to December 2001, Ms. Cashman served as Controller for the Company since joining P.F. Chang’s China Bistro, Inc. in 1996. Prior to 1996, Ms. Cashman served in a variety of positions at Ernst & Young LLP, the most recent of which was Audit Manager.

      The following table sets forth information for the fiscal year ended December 28, 2003 concerning the compensation of the Chairman and Chief Executive Officer of the Company and each of the other four most highly compensated executive officers of the Company as of December 28, 2003, whose total salary and bonus for the year ended December 28, 2003, exceeded $100,000.

Summary Compensation Table

				Long Term
				Compensation
	Annual Compensation			Securities
				Underlying
Name and Principal Position	Year	Salary	Bonus(1)	Options

Richard L. Federico	2003	$450,000	$169,000	50,000
Chairman and Chief Executive Officer	2002	450,000	153,000	40,000
	2001	425,000	220,000	70,000
Robert T. Vivian	2003	$280,000	$105,000	45,000
President	2002	280,000	92,000	35,000
	2001	240,000	136,000	60,000
Russell G. Owens(2)	2003	$325,000	$195,000	10,000 (3)
Executive Vice President — President,	2002	325,000	103,000	0
Pei Wei Asian Diner, Inc.	2001	300,000	103,000	56,000 (4)
Frank W. Ziska	2003	$215,000	$42,000	20,000
Chief Development Officer	2002	200,000	54,000	20,000
	2001	185,000	75,000	40,000
Kristina K. Cashman	2003	$180,000	$43,000	25,000
Chief Financial Officer and Secretary	2002	150,000	31,000	20,000
	2001	125,000	40,000	12,000

(1)	Amounts earned were determined by the Company’s Compensation and Executive Development Committee. See “Report of the Compensation and Executive Development Committee of the Board of Directors on Executive Compensation.”

(2)	Mr. Owens is paid by Pei Wei Asian Diner, Inc.

(3)	Mr. Owens received a grant of 10,000 options to purchase Company common stock for his role as Executive Vice President of the Company.

(4)	Mr. Owens’ employment with the Company and its subsidiary began in 2001. These options represent options to purchase common stock of Pei Wei Asian Diner, Inc. 56,000 reflects a 1,000-for-1 stock split during 2003.

      The following table provides the specified information concerning grants of options to purchase the Company’s common stock made during the fiscal year ended December 28, 2003, to the persons named in the Summary Compensation Table.

Option Grants in Fiscal Year 2003

	Individual Grants

		Percent of			Potential Realizable Value
	Number of	Total Options			at Assumed Annual Rates
	Securities	Granted to			of Stock Price Appreciation
	Underlying	Employees in			for Option Term(1)
	Options	Fiscal Year	Exercise Price	Expiration
Name	Granted	2003(2)	Per Share(3)	Date	5%	10%

Richard L. Federico	50,000	8.31	45.99	7/25/13	1,446,143	3,664,811
Robert T. Vivian	45,000	7.48	45.99	7/25/13	1,301,529	3,298,330
Russell G. Owens	10,000	1.66	45.99	7/25/13	289,229	732,962
Frank W. Ziska	20,000	3.32	45.99	7/25/13	578,457	1,465,924
Kristina K. Cashman	25,000	4.15	45.99	7/25/13	723,072	1,832,405

(1)	Potential Realizable Value is net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation, in accordance with the Securities and Exchange Commission (“SEC”) rules. Actual gains, if any, on stock option exercises are dependent upon future performance of the Company and related common stock price levels during the terms of the options, overall market conditions and the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2)	Based upon options granted to purchase an aggregate of 602,000 shares of common stock of the Company.

(3)	All options listed were granted at market value on the date of grant as determined by the Company’s Board of Directors.

      The following table provides the specified information concerning unexercised options held as of December 28, 2003, by the persons named in the Summary Compensation Table.

Aggregated Option Exercises in Fiscal Year 2003

and Fiscal Year-end Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		in the Money
			Options at 12/28/03		Options at 12/28/03(1)
	Shares Acquired	Value
Name	on Exercise	Realized(2)	Exercisable(3)	Unexercisable	Exercisable(3)	Unexercisable

Richard L. Federico	100,000	3,095,000	664,930	—	26,640,237	—
Robert T. Vivian	40,000	1,115,744	257,980	—	7,137,724	—
Russell G. Owens	—	—	10,000	—	46,800	—
Frank W. Ziska	32,668	578,851	99,326	—	2,556,835	—
Kristina K. Cashman	13,498	326,153	56,102	—	889,589	—

(1)	With respect to each Named Executive Officer except Mr. Owens, the value is calculated by determining the difference between the fair market value of the securities underlying the options at December 28, 2003, which is based on the closing selling price of the common stock of the Company on December 26, 2003 of $50.67 by the Nasdaq National Market, and the exercise price of the Named Executive Officer’s options.

(2)	Value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise.

(3)	All options to purchase shares of common stock of the Company issued to the Named Executive Officers are immediately exercisable. However, unvested shares are subject to a right of repurchase on behalf of the Company in the event of the Named Executive Officer’s termination of service with the Company. All options to purchase shares of common stock of Pei Wei Asian Diner, Inc. issued to Mr. Owens are not immediately exercisable and are subject to vesting over five years.

Compensation of Directors

      Directors who are not P.F. Chang’s employees do not receive any cash compensation for serving on our Board of Directors, other than an annual “Lucky Cat Dining Card” which entitles each holder to $5,000 for use at any Company restaurants. We reimburse non-employee directors for reasonable costs and expenses incurred in attending Board of Directors’ meetings. Directors who are not employees of the Company receive grants of stock options pursuant to the Company’s 1998 Stock Option Plan. A new director who is not an employee of the Company will receive an option to purchase 30,000 shares of Company common stock at the beginning of such director’s term, subject to vesting over a five-year period. Non-employee directors are eligible to participate in the automatic option grant program whereby upon re-election, each director receives a fully-vested non-qualified stock option grant for 15,000 shares of our common stock.

      Directors who are P.F. Chang’s employees receive no additional compensation for serving on the Board of Directors.

Compensation and Executive Development Committee Interlocks and Insider Participation

      During the last fiscal year, executive compensation was administered by the Compensation and Executive Development Committee comprised of three non-employee directors of the Company, F. Lane Cardwell, Jr., M. Ann Rhoades and James G. Shennan, Jr. Mr. Federico, our Chairman and Chief Executive Officer during the last fiscal year, participated in the deliberations of the Compensation and Executive Development Committee regarding executive compensation that occurred during 2003, but did not take part in the deliberations regarding his own compensation. Mr. Federico’s participation in the deliberations of the Compensation and Executive Development Committee included providing information on the performance of people who work at the Company and advisory recommendations regarding appropriate levels of compensation for the Company’s officers. None of the members of the Compensation and Executive Development Committee has been or will be one of the Company’s officers or employees. The Company does not have any interlocking relationships between its executive officers and the Compensation and Executive Development Committee and the executive officers and compensation committee of any other entities, nor has any such interlocking relationship existed in the past.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

      In August 2002, the Company executed employment agreements with its Chief Executive Officer, its President, and the President of Pei Wei Asian Diner, Inc., its majority owned subsidiary. The term for these agreements is three years and the agreements prohibit these officers from competing with the Company and Pei Wei Asian Diner, Inc. in the area of Chinese and Asian food concepts during the term of the agreements and for one year after termination.

      The agreements with the Chief Executive Officer and the President of the Company also provide for immediate vesting of unvested stock options, and the extension of the expiration date to three years, after the occurrence of certain events. These events include a change in control of the Company, termination of the executive’s employment by the Company without cause or separation of employment by the executive for “good reason” (as defined in the agreements).

      The agreement with the President of Pei Wei Asian Diner, Inc. contains similar provisions with respect to a change in control for Pei Wei Asian Diner, Inc. and termination without cause but also includes a provision whereby the Company could be required to repurchase his shares of common stock in this subsidiary at fair value should a termination without cause or for “good reason” (as defined in the agreement) occur. The agreement covers 26,133 shares of Pei Wei Asian Diner, Inc. common stock issued as of December 28, 2003, and options to purchase 29,867 shares of which 1,867 were vested as of December 28, 2003. The agreement also covers 10,000 options to purchase shares of Company common stock of which none were vested as of December 28, 2003.

Registration Rights

      Executive officers, directors, principal stockholders and affiliates of such individuals or entities who hold shares of common stock issued upon conversion of our Series A Preferred Stock and Series B Preferred Stock, or their permitted transferees are entitled to certain rights with respect to the registration of such shares under the Securities Act of 1933, as amended. If the Company proposes to register any of its securities under the Securities Act for its own account, these stockholders are entitled to notice of such registration and are entitled to include shares of common stock therein, provided, among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in such registration.

Certain Relationships and Related Transactions

      Other than the agreements described in “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” above, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer or holder of more than 5% of any class at voting securities of the Company and members of such person’s family had or will have a direct or indirect material interest.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

      Based solely on the Company’s review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company’s executive officers, directors and more than 10% stockholders were complied with and filed in a timely manner.

REPORT OF THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      F. Lane Cardwell, Jr., M. Ann Rhoades and James G. Shennan, Jr. are members of the Compensation and Executive Development Committee. Each of these individuals is a non-employee member of the Company’s Board of Directors. For fiscal year ended 2003, all decisions concerning executive compensation were made by the Compensation and Executive Development Committee. The Compensation and Executive Development Committee is responsible for setting and administering the policies governing annual compensation of the executive officers of the Company. The Compensation and Executive Development Committee reviews the President’s recommendations regarding the performance and compensation levels for executive officers, other than the Company’s President and Chief Executive Officer.

Overview

      The goals of the Company’s executive officer compensation policies are to attract, retain and reward executive officers who contribute to the Company’s success, to align executive officer compensation with the Company’s performance and to motivate executive officers to achieve the Company’s business objectives. The Company uses salary, bonus compensation and option grants to attain these goals. The Compensation and Executive Development Committee reviews compensation surveys and other data to enable the Compensation and Executive Development Committee to compare the Company’s compensation package with that of similarly-sized restaurant companies.

Salary

      Base salaries of executive officers are reviewed annually, and if deemed appropriate, adjustments are made based on individual executive officer performance, scope of responsibilities and levels paid by similarly-sized restaurant companies. In determining the salaries of the executive officers, the Compensation and Executive Development Committee considered information provided by the Company’s Chief Financial Officer, and may from time to time consider salary surveys and similar data prepared by an employment compensation consulting firm.

      The Chairman and Chief Executive Officer is responsible for evaluating the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the Compensation and Executive Development Committee. In addition to considering the performance of individual executive officers and information concerning competitive salaries, significant weight is placed on the financial performance of the Company in considering salary adjustments.

Bonus Compensation

      Cash bonuses for each executive officer are set annually by the Compensation and Executive Development Committee and are specifically weighted for identified financial, management, strategic and operational goals. Performance against the established goals is determined annually by the Compensation and Executive Development Committee and, based on such determination, the Compensation and Executive Development Committee approves payment of appropriate bonuses.

Stock Options

      The Company strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. The size of an initial option grant to an executive officer has generally been determined with reference to similarly-sized restaurant companies, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations. In fiscal year 2003, the Chairman and Chief Executive Officer recommended to the Board of Directors, and the Board of Directors approved, stock option grants under the Company’s 1998 Stock Option Plan to certain of the executive officers.

Compensation of Chief Executive Officer

      Richard L. Federico has served as the President of the Company since February 1996, Chief Executive Officer of the Company since September 1997 and Chairman of the Company since December 2000. Mr. Federico’s fiscal year 2003 compensation, including a base salary of $450,000, was set by the Committee on March 16, 2003. The Compensation and Executive Development Committee reviewed Mr. Federico’s performance with regard to performance objectives, weighted among specific personal and corporate objectives, in determining his eligibility for bonus compensation. Mr. Federico’s bonus compensation earned in fiscal year 2003 was $169,000.

Deductibility of Executive Compensation

      The Company has considered the provisions of the Internal Revenue Code of 1986, as amended, and the related regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to each of the five most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1998 Plan and 1997 Plan should qualify for an exemption from these restrictions. The Compensation and Executive Development Committee does not believe that other components of the Company’s compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Compensation and Executive Development Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Compensation and Executive Development Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

COMPENSATION AND EXECUTIVE
DEVELOPMENT COMMITTEE

F. Lane Cardwell, Jr.
M. Ann Rhoades
James G. Shennan, Jr.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      F. Lane Cardwell, Jr., Lesley H. Howe, R. Michael Welborn and Kenneth J. Wessels are members of the Audit Committee. Each of these individuals is a non-employee member of the Company’s Board of Directors. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management. The Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 and considered the compatibility of nonaudit services with the auditors’ independence. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61.

      The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held eight meetings during fiscal year 2003.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 28, 2003 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of the Company’s independent auditors.

AUDIT COMMITTEE

F. Lane Cardwell, Jr.
Lesley H. Howe
R. Michael Welborn
Kenneth J. Wessels

COMPARISON OF STOCKHOLDER RETURN

      Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company’s common stock with the cumulative total return of (i) the Nasdaq National Market and, (ii) the Russell 2000 Index for the period commencing December 4, 1998 through fiscal year ended December 28, 2003.

Comparison of Cumulative Total Return From December 4, 1998 through December 28, 2003(1)

P.F. Chang’s China Bistro, Inc., Nasdaq National Market, Russell 2000 Index

COMPARISON GRAPH

	P.F. CHANG’S CHINA	NASDAQ NATIONAL
	BISTRO, INC	MARKET	RUSSELL 2000 INDEX

12/4/98	100.00	100.00	100.00
1998	154.17	113.47	101.80
1999	207.29	222.98	126.70
2000	261.98	115.03	121.38
2001	394.14	92.56	124.14
2002	585.46	71.46	96.53
2003	820.17	96.48	139.43

(1)	Assumes that $100.00 was invested on December 4, 1998, in the Company’s common stock at the initial offering price of $12.00 (pre-split) and at the closing sales price for each index. No dividends have been declared on the Company’s common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

STOCKHOLDER PROPOSALS TO BE PRESENTED

AT NEXT ANNUAL MEETING

      The Company has an advanced notice provision in its by-laws for stockholder business to be presented at meetings of stockholders. This provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice in writing to the Company’s Secretary. In order to be timely, a stockholder proposal for next year’s Annual Meeting of Stockholders must be received at the Company’s offices at 15210 N. Scottsdale Rd., Ste. 300, Scottsdale, Arizona, 85254 by December 2, 2004 and satisfy the conditions established by the Securities and Exchange Commission, specifically, Rule 14a-8 of the Exchange Act.

TRANSACTION OF OTHER BUSINESS

      At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ RICHARD L. FEDERICO

Richard L. Federico
Chairman of the Board of Directors
and Chief Executive Officer

March 31, 2004

Appendix A

AUDIT COMMITTEE CHARTER

P.F. CHANG’S CHINA BISTRO, INC.

AMENDED AND RESTATED CHARTER OF THE AUDIT

COMMITTEE OF THE BOARD OF DIRECTORS

I.	STATEMENT OF POLICY

      This Charter specifies the scope of the responsibilities of the Audit Committee of the Board of Directors (the “Board”) of P.F. Chang’s China Bistro, Inc., a Delaware corporation (the “Company”), and how the Committee carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board upon (i) the financial reports and other financial information provided by the Company to the Committee, (ii) the Company’s policies regarding finance, accounting, legal compliance and ethics that management and the Board have established, and (iii) the Company’s auditing (internal and external), accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s financial policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s policies for internal control systems.

•	Retain the independent auditors, review and appraise their independence, qualifications and performance, and approve the terms of engagement for audit service and non-audit services.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV of this Charter.

      Notwithstanding the foregoing, the Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors, nor can the Committee certify that the independent auditors are “independent” under applicable rules. The Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent auditors on the basis of information it receives, discusses with the accountants and the experience of the Committee members in business, financial and accounting matters.

II.	ORGANIZATION AND MEMBERSHIP REQUIREMENTS

      The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall satisfy the independence and experience requirements of Nasdaq. This Charter shall be deemed to incorporate automatically any changes or updates to such requirements. The Committee shall not include any member who:

•	is an affiliated person of the Company or any subsidiary of the Company;

•	is an employee of the Company or its affiliates or has been employed by the Company or its affiliates within the past three years;

•	is a member of the immediate family of an executive officer of the Company or its affiliates who currently serves in that role or did so during the past three years;

•	has accepted any consulting, advisory or other compensatory fee from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board;

•	has been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company’s securities) that exceed 5% of the Company’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

•	is an executive of another entity on whose Compensation Committee any of the Company’s current executives serves.

      All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement or will be able to do so within a reasonable time after their appointment. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual’s financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

      The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. The Chairman of the Committee shall be nominated by the Nominating and Corporate Governance Committee and shall be appointed by the Board of Directors.

III.	MEETINGS

      The Committee shall meet at least four times annually, or more frequently as conditions dictate. The Committee shall meet with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee may elect to meet with the independent auditors and management on a quarterly basis to review the Company’s financial statements consistent with Section IV.A.5. below, or more frequently as conditions dictate. Members of the Committee and the Company’s legal counsel should attend all meetings, if possible.

IV.	PROCESSES

      To fulfill its responsibilities and duties the Committee shall:

A.     Documents/ Reports to Review

1. Review and reassess the Charter’s adequacy periodically, as conditions dictate.

2. Review the Company’s annual audited financial statements, including a discussion of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

3. Review the regular Management Letter to management prepared by the independent auditors and management’s response.

4. Review and approve related-party transactions, after reviewing each such transaction for potential conflicts of interest or improprieties.

5. Review the interim financial statements with financial management and the independent auditors prior to the filing of the Company’s Form 10-Ks and Form 10-Qs, including a discussion of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended. These meetings should include a discussion of the independent auditors’ judgment of the quality of the Company’s accounting and any uncorrected misstatements as a result of the auditors quarterly review.

6. Based on the review and discussions referred to in Sections IV.A.2, IV.A.5 and IV.B.2, determine whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

7. Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form that will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented. Copies of the minutes should also be made available to the independent accountants.

8. Review the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

B.     Independent Auditors

1. Select the independent auditors, considering independence and effectiveness.

2. Obtain from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, and discuss with the auditor (i) the matters required to be discussed by Statement on Accounting Standards No. 61, as amended; (ii) any relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1); and (iii) any potential impact on the independent auditor’s objectivity and independence.

3. Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

4. Review and approve the scope of the independent auditor’s audit examination prior to the annual audit. Review and approve audit fees agreed to by management and the extent of non-audit services to be provided by the independent auditors, in relation to the objectivity required in the audit, specifically excluding tax planning and strategy services, which shall in no case be provided by the independent auditors.

5. Review the performances of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

6. Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

7. Reaffirm that the independent auditors are ultimately accountable to the Board and the Committee.

8. Pre-approve the hiring by the Company of any prospective employee that has previously been an employee of the independent auditors.

C.     Financial Reporting Processes

1. In consultation with the independent auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

2. Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

3. Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

4. Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

D.     Process Improvement

1. Review with management and the independent auditors any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

2. Review with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

4. Review with management and the independent auditors the effect on the Company’s accounting and reporting policies of any significant new pronouncements of the accounting profession and other regulatory agencies.

5. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

6. Provide oversight and review the Company’s asset management policies, including an annual review of the Company’s investment policies for cash and short-term investments.

E.     Ethical and Legal Compliance

1. Review whether management has set an appropriate corporate “tone” for quality financial reporting, sound business practices and ethical behavior.

2. Review whether management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

3. Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

4. Review with the principal executive and financial officers of the Company any report on significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

5. Review and approve the procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Recommend the adoption, as necessary, of appropriate remedial measures or actions with respect to such complaints or concerns.

6. If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee. In this regard, and notwithstanding any limitations contained elsewhere in this Charter, the Committee shall have the authority, without the prior approval of the other members of the Board, to expend such Company resources as it deems necessary and appropriate to fulfill its responsibilities.

7. Conduct an annual Committee self-evaluation.

8. Take any other actions consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

Appendix B

P.F. CHANG’S CHINA BISTRO, INC.

AMENDED AND RESTATED 1998 STOCK OPTION PLAN

1.	ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

      1.1 Establishment. The P.F. Chang’s China Bistro, Inc. 1998 Stock Option Plan (the “Plan”) originally established effective as of the effective date of the initial registration by the Company of its Stock under Section 12 of the Exchange Act (the “Effective Date”), is hereby amended and restated effective as of March 26, 2004.

      1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

      1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

2.	DEFINITIONS AND CONSTRUCTION.

      2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(b) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(c) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(d) “Company” means P.F. Chang’s China Bistro, Inc., a Delaware corporation, or any successor corporation thereto.

(e) “Consultant” means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

(f) “Director” means a member of the Board or of the board of directors of any other Participating Company.

(g) “Disability” means the permanent and total disability of the Optionee within the meaning of Section 22(e)(3) of the Code.

(h) “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, there is a public market for the Stock, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq Small-Cap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in the Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion.

(ii) If, on such date, there is no public market for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.

(k) “Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(l) “Insider” means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(m) “Nonemployee Director” means a Director of the Company who is not an Employee.

(n) “Nonemployee Director Option” means a right to purchase Stock (subject to adjustment as provided in Section 4.2) granted to a Nonemployee Director pursuant to the terms and conditions of the Plan. Nonemployee Director Options shall be Nonstatutory Stock Options.

(o) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(p) “Option” means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan, including a Nonemployee Director Option. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(q) “Option Agreement” means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof.

(r) “Optionee” means a person who has been granted one or more Options.

(s) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(t) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(u) “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(v) “Prior Plans” means the Company’s 1996 Stock Option Plan and 1997 Restaurant Management Stock Option Plan.

(w) “Rule 16b-3” means Rule 16b 3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(x) “Section 162(m)” means Section 162(m) of the Code.

(y) “Securities Act” means the Securities Act of 1933, as amended.

(z) “Service” means an Optionee’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. An Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee’s Service. Furthermore, an Optionee’s Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Optionee’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee’s Option Agreement. An Optionee’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its sole discretion, shall determine whether an Optionee’s Service has terminated and the effective date of such termination.

(aa) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(bb) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(cc) “Ten Percent Owner Optionee” means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

      2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION.

      3.1 Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

      3.2 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b 3.

      3.3 Committee Complying with Section 162(m). If a Participating Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

      3.4 Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its sole discretion:

(a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

(b) to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee’s termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

(e) to approve one or more forms of Option Agreement;

(f) to amend, modify, extend, cancel, renew, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof, provided, however, that the Board shall not have the power to amend the exercise price of an Option or grant a new Option in substitution for any Option solely to change the exercise price of the original Option without the approval of a majority of the Company’s stockholders;

(g) to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee’s termination of Service with the Participating Company Group;

(h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

(i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent consistent with the Plan and applicable law.

4.	SHARES SUBJECT TO PLAN.

      4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Three Million Three Hundred Sixty Thousand (3,360,000). The share reserve shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. Notwithstanding the foregoing, the share reserve, determined at any time, shall be reduced by the number of shares subject to outstanding options granted pursuant to the Prior Plans (the “Prior Plan Options”). If an outstanding Option for any reason expires or is terminated or canceled, or if shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan.

      4.2 Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the share limit set forth in Section 3.4(h), in the Section 162(m) Grant Limit set forth in Section 5.4, to the automatic Nonemployee Director Option grant provisions set forth in Section 7.1 and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 9.1) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.	ELIGIBILITY AND OPTION LIMITATIONS.

      5.1 Persons Eligible for Options. Options may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, “Employees”, “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Options are granted in connection with written offers of employment or other service relationship with the Participating Company Group. Eligible persons may be granted more than one (1) Option.

      5.2 Option Grant Restrictions. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service as an Employee with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1. A Nonemployee Director Option may be granted only to a person who at the time of grant is a Nonemployee Director.

      5.3 Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for stock having an aggregate Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

      5.4 Section 162(m) Grant Limit. Subject to adjustment as provided in Section 4.2, at any such time as a Participating Company is a “publicly held corporation” within the meaning of Section 162(m), no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than One Hundred Fifty Thousand (150,000) shares of Stock (the “Sec-

tion 162(m) Grant Limit”). An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

6.	TERMS AND CONDITIONS OF OPTIONS.

      Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and, except as otherwise set forth in Section 7 with respect to Nonemployee Director Options, shall comply with and be subject to the following terms and conditions:

      6.1 Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (a) the exercise price per share for an Incentive Stock Option or a Nonstatutory Stock Option shall be not less than the Fair Market Value of a share of stock on the effective date of grant of the Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

      6.2 Exercise Period. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall have a term of ten (10) years from the effective date of the grant of the Option.

      6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) provided that the Optionee is an Employee, by cash for a portion of the aggregate exercise price not less than the par value of the shares being acquired and the Optionee’s promissory note in a form approved by the Company for the balance of the aggregate exercise price, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in Section 8, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

(c) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

(d) Payment by Promissory Note. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

      6.4 Tax Withholding. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Company shall have no obligation to deliver shares of Stock until the Participating Company Group’s tax withholding obligations have been satisfied by the Optionee.

      6.5 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein, an Option shall be exercisable after an Optionee’s termination of Service as follows:

(i) Disability. If the Optionee’s Service with the Participating Company Group is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer or shorter period of time as determined by the Board, in its sole discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death. If the Optionee’s Service with the Participating Company Group is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of twelve (12) months (or such longer or shorter period of time as determined by the Board, in its sole discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date. The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee’s termination of Service.

(iii) Other Termination of Service. If the Optionee’s Service with the Participating Company Group terminates for any reason, except Disability, death or Cause, as provided in Section 6.5(d)

below, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee within three (3) months (or such longer or shorter period of time as determined by the Board, in its sole discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.5(a) is prevented by the provisions of Section 12 below, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c) Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.5(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date.

(d) Termination for Cause. Except as otherwise provided in a contract of employment or service between a Participating Company and an Optionee, and notwithstanding any other provision of the Plan to the contrary, if the Optionee’s Service with the Participating Company Group is terminated for Cause as defined below, the Option shall terminate and cease to be exercisable immediately upon such termination of Service. For purposes of this Section 6.5(d), “Cause” shall mean any of the following: (1) the Optionee’s theft, dishonesty, or falsification of any Participating Company documents or records; (2) the Optionee’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (3) any action by the Optionee which has a detrimental effect on a Participating Company’s reputation or business; (4) the Optionee’s failure or inability to perform any reasonable assigned duties after written notice from the Participating Company Group of, and a reasonable opportunity to cure, such failure or inability; (5) any material breach by the Optionee of any agreement of employment or service between the Optionee and the Participating Company Group, which breach is not cured pursuant to the terms of such agreement; or (6) the Optionee’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Optionee’s ability to perform his or her duties with the Participating Company Group. A determination by the Board that the Optionee was terminated for Cause shall be final and binding upon the Optionee for all purposes and shall not be subject to review by any governmental agency or court of law.

7.	TERMS AND CONDITIONS OF NONEMPLOYEE DIRECTOR OPTIONS.

      Nonemployee Director Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Such Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

      7.1 Automatic Grant. Subject to the execution by a Nonemployee Director of an appropriate Option Agreement, Nonemployee Director Options shall be granted automatically and without further action of the Board, as follows:

(a) Initial Option. Each person who first becomes a Nonemployee Director on or after the Effective Date shall be granted on the date such person first becomes a Nonemployee Director a Nonemployee Director Option to purchase twenty thousand (20,000) shares of Stock (an “Initial Option”); provided, however, that an Initial Option shall not be granted to a Director who previously did not qualify as a Nonemployee Director but subsequently becomes a Nonemployee Director as a result of the termination of his or her status as an Employee.

(b) Annual Option. Each Nonemployee Director (including any Director who previously did not qualify as a Nonemployee Director but who subsequently becomes a Nonemployee Director) shall be granted on the date immediately following each annual meeting of the stockholders of the Company which occurs on or after the Effective Date (an “Annual Meeting”) a Nonemployee Director Option to purchase five thousand (5,000) shares of Stock (an “Annual Option”); provided, however, that a Nonemployee Director granted an Initial Option on the date of an Annual Meeting shall not be granted an Annual Option pursuant to this Section on the date immediately following the same Annual Meeting.

(c) Right to Decline Nonemployee Director Option. Notwithstanding the foregoing, any person may elect not to receive a Nonemployee Director Option by delivering written notice of such election to the Board no later than the day prior to the date such Nonemployee Director Option would otherwise be granted. A person so declining a Nonemployee Director Option shall receive no payment or other consideration in lieu of such declined Nonemployee Director Option. A person who has declined a Nonemployee Director Option may revoke such election by delivering written notice of such revocation to the Board no later than the day prior to the date such Nonemployee Director Option would be granted pursuant to Section 7.1(a) or (b), as the case may be.

      7.2 Exercise Price. The exercise price per share of Stock subject to a Nonemployee Director Option shall be the Fair Market Value of a share of Stock on the date the Nonemployee Director Option is granted.

      7.3 Exercise Period. Each Nonemployee Director Option shall terminate and cease to be exercisable on the date ten (10) years after the date of grant of the Nonemployee Director Option unless earlier terminated pursuant to the terms of the Plan or the Option Agreement.

      7.4 Right to Exercise Nonemployee Director Options. Except as otherwise provided in the Option Agreement, 1/5 of the shares subject to a Nonemployee Director Option shall become vested and exercisable on the first anniversary of the date on which such Option was granted, and the remaining shares shall vest in equal monthly installments over the following 48 months, provided that the Optionee’s Service has not terminated prior to the relevant date.

      7.5 Effect of Termination of Service on Nonemployee Director Options.

(a) Option Exercisability. Subject to earlier termination of the Nonemployee Director Option as otherwise provided herein, a Nonemployee Director Option shall be exercisable after an Optionee’s termination of Service as follows:

(i) Disability. If the Optionee’s Service with the Participating Company Group is terminated because of the Disability of the Optionee, the Nonemployee Director Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee’s Service terminated, but in any event no later than the date of expiration of the Option Expiration Date.

(ii) Death. If the Optionee’s Service with the Participating Company Group is terminated because of the death of the Optionee, the Nonemployee Director Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Nonemployee Director Option by reason of the Optionee’s death at any time prior to the expiration of twelve (12) months after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date. The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within six (6) months after the Optionee’s termination of Service.

(iii) Other Termination of Service. If the Optionee’s Service with the Participating Company Group terminates for any reason, except Disability or death, the Nonemployee Director Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee within six (6) months after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of a Nonemployee Director Option within the applicable time periods set forth in Section 7.5(a) is prevented by the provisions of Section 12 below, the Nonemployee Director Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Nonemployee Director Option is exercisable, but in any event no later than the Option Expiration Date.

(c) Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 7.5(a) of shares acquired upon the exercise of the Nonemployee Director Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Nonemployee Director Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date.

      8.     STANDARD FORMS OF OPTION AGREEMENT.

      8.1 Incentive Stock Options. Unless otherwise provided by the Board at the time the Option is granted, an Option designated as an “Incentive Stock Option” shall comply with and be subject to the terms and conditions set forth in the appropriate form of Incentive Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

      8.2 Nonstatutory Stock Options (Other than Nonemployee Director Option). Unless otherwise provided by the Board at the time the Option is granted, an Option designated as a “Nonstatutory Stock Option” (other than a Nonemployee Director Option) shall comply with and be subject to the terms and conditions set forth in the appropriate form of Nonstatutory Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

      8.3 Nonemployee Director Option. Each Nonemployee Director Option shall comply with and be subject to the terms and conditions set forth in the appropriate form of Nonstatutory Stock Option Agreement (Nonemployee Director Option) adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

      8.4 Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 8 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.

      9.     CHANGE IN CONTROL.

      9.1 Definitions. Except as otherwise determined by the Board and set forth in an Option Agreement, the following terms shall have their respective meanings set forth below:

(a) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company:

(i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

(ii) a merger or consolidation in which the Company is a party;

(iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

(iv) a liquidation or dissolution of the Company.

(b) A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

      9.2 Effect of Change in Control on Options. In the event of a Change in Control, each holder of an unexercisable or unvested outstanding Option shall be credited with an additional two (2) years of Service as of the date ten (10) days prior to the date of the Change in Control, solely for the purpose of determining the number of exercisable and vested shares of Stock subject to the Option. The exercise or vesting of any Option that was permissible solely by reason of this Section shall be conditioned upon the consummation of the Change in Control. In addition, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may either assume the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation’s stock. For purposes of this Section 9.2, an Option shall be deemed assumed if, following the Change in Control, the Option confers the right to purchase in accordance with its terms and conditions, for each share of Stock subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Stock on the effective date of the Change in Control was entitled. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 9.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its sole discretion.

      9.3 Notice. The Company shall provide notice of a Change in Control to all holders of outstanding Options at least ten (10) days prior to the consummation of the Change in Control. The Company’s notice shall summarize the principal terms of the Change in Control, including, without limitation, whether the Acquiring Corporation is assuming the outstanding Options or substituting equivalent options therefor.

      10.     PROVISION OF INFORMATION.

      Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

      11.     TRANSFERABILITY OF OPTIONS.

      During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, a Nonstatutory Stock Option shall be assignable or transferable to the extent permitted by the Board and set forth in the Option Agreement evidencing such Option.

      12.     COMPLIANCE WITH SECURITIES LAW.

      The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

      13.     INDEMNIFICATION.

      In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

      14.     TERMINATION OR AMENDMENT OF PLAN.

      The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

      IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing P.F. Chang’s China Bistro, Inc. Amended and Restated 1998 Stock Option Plan was duly adopted by the Board on March 26, 2004.

/s/ KRISTINA K. CASHMAN

Kristina K. Cashman

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

PROXY

P.F. CHANG’S CHINA BISTRO, INC.

Proxy for Annual Meeting of Stockholders
Solicited by the Board of Directors

P R O X Y	The undersigned hereby appoint Richard L. Federico and Kristina K. Cashman, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in P.F. Chang’s China Bistro, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the P.F. Chang’s China Bistro located at 7132 E. Greenway Parkway in Scottsdale, Arizona on April 23, 2004 at 8:00 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

1.	Election of Directors

Nominees:	Richard L. Federico
R. Michael Welborn
James G. Shennan, Jr.
F. Lane Cardwell, Jr.
Kenneth J. Wessels
M. Ann Rhoades
Lesley H. Howe

2.	Ratification of appointment of independent auditors.

3.	Approval of amendment to 1998 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares.

4.	Approval of adjournment of the meeting, if necessary, to solicit additional proxies.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the proposal.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER
SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

P.F. CHANG’S CHINA BISTRO, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

P.F. CHANG’S CHINA BISTRO, INC.

Annual Meeting of Stockholders
April 23, 2004

P.F. Chang’s China Bistro
Scottsdale, Arizona

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

A vote FOR the following proposals is recommended by the Board of Directors:

1.	Election of Directors.
(Please see reverse)
	FOR	WITHHELD
	☐	☐
☐
☐
For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	Appointment of Ernst & Young LLP as independent auditors for the year ending January 2, 2005.	☐	☐	☐
3.	Amendment to the Stock Option Plan.	☐	☐	☐
4.	Approval of adjournment of the meeting, if necessary, to solicit additional proxies.	☐	☐	☐

The Board of Directors recommends a vote FOR each of the proposals.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING				☐

Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, officer, partner or guardian, please give full title. If more than one trustee, all should sign.

Signature:	Date:	Signature:	Date: